UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 5, 2010

ELANDIA INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51805	71-0861848
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

8200 NW 52nd Terrace, Suite 102

Miami, Florida 33166, USA

(Address of principal executive offices) (Zip Code)

(305) 415-8830

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Unless otherwise indicated in this Current Report or the context otherwise requires, all references in this Current Report to “eLandia,” the “Company,” “us,” “our” or “we” are to eLandia International Inc.

Item 8.01	Other Events.

On October 5, 2010, the Company and Elandia/Desca Holdings, LLC, our wholly-owned subsidiary (“Desca”), entered into a Separation Agreement with Jorge Enrique Alvarado Amado (“Alvarado”). Pursuant to the Separation Agreement, Alvarado’s employment relationship with Desca was terminated without cause. Alvarado previously served as principal executive officer of Desca. As part of his separation from Desca, Alvarado has resigned from all positions held with Desca, its subsidiaries and affiliates in each Latin American jurisdiction in which such entities operate. The Separation Agreement includes a standard waiver and general release by Alvarado of any and all claims he may have against the Company, Desca or any of their respective subsidiaries or affiliates.

Under a Securities Purchase Agreement, dated July 1, 2009 (the “Purchase Agreement”), we acquired 30% of the outstanding equity interests of Desca from Alvarado. A portion of the purchase price under the Purchase Agreement was evidenced by a promissory note in the principal amount of $500,000 (the “Note”) as well as 2.5 million shares of our common stock (the “Shares”). One-half of the Shares were placed into escrow in order to satisfy certain claims for indemnification which we could have against Alvarado under Purchase Agreement. We have agreed to waive any such indemnification claims, with the exception of any future claims relating to any intentional misconduct by Alvarado, in exchange for the following: (a) all of the 2.5 million Shares (along with any convertible securities held by Alvarado) shall be immediately returned by Alvarado to the Company for cancellation; and (b) the payment schedule under the Note will be modified to provide for 12 monthly payments of $10,000 each and, thereafter through the maturity date in January 2013, monthly payments of $32,500 each. Payments on the Note may be accelerated if we receive certain minimum payments under a material customer contract. In addition, we have agreed to transfer our ownership interest in Magna Consult L.L.C., a consulting services company, to Alvarado. This consulting company does not engage in direct competition with us or our subsidiaries.

As part of the Separation Agreement, Alvarado reaffirmed and ratified the terms of his existing non-compete agreement which contain customary non-compete, non-solicitation, non-disclosure and non-disparagement covenants. Such non-compete agreement shall remain in force for a 12-month period following the effective date of the Separation Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELANDIA INTERNATIONAL INC.

Dated: October 6, 2010	By:	/s/ Harley L. Rollins
Harley L. Rollins
Chief Financial Officer

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